EXHIBIT 3.5

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                       OF
                             NINER ACQUISITION, INC.
                                  WITH AND INTO
                          NIELSEN MEDIA RESEARCH, INC.

                                   ----------

                     Pursuant to Section 253 of the General

                    Corporation Law of the State of Delaware

                                   ----------

     Niner Acquisition, Inc. (the "Company"), pursuant to Section 253 of the General Corporation Law of the State of Delaware (the "DGCL"), hereby certifies as follows:

     FIRST: That the name and state of incorporation of each of the constituent corporations to the merger are as follows:


      Name                                           State of Incorporation
      ----                                           ----------------------
      Niner Acquisition, Inc.                        Delaware
      Nielsen Media Research, Inc.                   Delaware

     SECOND: That the Company owns more than 90% of the outstanding shares of the Common Stock, par value $0.01 per share, of Nielsen Media Research, Inc., which is the only outstanding class of capital stock of Nielsen Media Research, Inc.;

     THIRD: That the sole director of the Company, by written consent dated October 27, 1999, pursuant to Section 141(f) of the DGCL, duly adopted resolutions authorizing the merger of the Company with and into Nielsen Media Research, Inc. pursuant to Section 253 of the DGCL (the "Merger"). A true copy of such resolutions is annexed hereto as Exhibit A. Such resolutions have not been modified or rescinded and are in full force and effect on the date hereof.

     FOURTH: That the sole stockholder of the Company, by written consent dated October 27, 1999, pursuant to Section 228 of the DGCL, has approved the merger of the Company with and into Nielsen Media Research, Inc.
pursuant to Section 253 of the DGCL.

     FIFTH: That the Company will be merged with and into Nielsen Media Research, with Nielsen Media Research as the corporation surviving the Merger.

     SIXTH: That the Certificate of Incorporation of Nielsen Media Research, Inc. shall be the Certificate of Incorporation of the surviving corporation.

     SEVENTH: That in accordance with Section 103(d) of the DGCL, the Merger shall be effective upon the filing of this Certificate of Ownership and Merger with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, Niner Acquisition, Inc. has caused this Certificate of Ownership and Merger to be executed in its corporate name this 27th day of October, 1999.


                                           NINER ACQUISITION, INC.


                                           By: /s/  THOMAS A. MASTRELLI
                                               ---------------------------------
                                               Name: Thomas A. Mastrelli
                                               Title: President

                                                                       EXHIBIT A

                           CONSENT IN LIEU OF MEETING
                                       OF
                                THE SOLE DIRECTOR
                                       OF
                             NINER ACQUISITION, INC.

     The undersigned, being the sole director of Niner Acquisition, Inc., a Delaware corporation (the "Corporation"), acting pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, hereby adopts, by this written consent, the following resolutions and directs that this written consent be filed with the minutes of the proceedings of the Board of Directors of the
Corporation:

          RESOLVED, that the Corporation merge itself (the "Merger") with and into Nielsen Media Research, Inc., a Delaware corporation ("Nielsen"), which shall be the surviving corporation (the "Surviving Corporation"), pursuant to Section 253 of the General Corporation Law of the State of Delaware (the "DGCL") ; and

          FURTHER RESOLVED, that by virtue of the Merger, each issued and outstanding share of common stock, par value $0.01 per share, of the Corporation shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation; and

          FURTHER RESOLVED, that by virtue of the Merger, each issued and outstanding share of common stock, par value $0.01 per share, of Nielsen (collectively, "Shares") that is owned by Nielsen, by Parent (as defined below) or by the Corporation (collectively, "Cancelled Shares") shall automatically be cancelled and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor; and

          FURTHER RESOLVED, that by virtue of the Merger, each issued and outstanding Share (other than Cancelled Shares and Shares which are held by stockholders exercising appraisal rights pursuant to Section 262 of the
     DGCL) shall be converted into the right to receive $37.75 in cash, without interest, upon surrender of the certificate formerly representing such Share in accordance with the Agreement and Plan of Merger, dated as of August 15, 1999, by and among the Corporation, VNU USA, Inc., a New York corporation ("Parent"), and Nielsen, as amended; and

          FURTHER RESOLVED, that the Certificate of Incorporation of Nielsen shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended in accordance with the provisions thereof and applicable law; and

          FURTHER RESOLVED, that the By-Laws of Nielsen shall be the By-Laws of the Surviving Corporation until thereafter changed or amended in accordance with the provisions thereof and applicable law; and

          FURTHER RESOLVED, that the directors of the Corporation immediately prior to the Merger shall be the directors of the Surviving Corporation, each to hold office until their respective successors are duly elected or appointed and qualified in the manner provided in the By-Laws of the Surviving Corporation, or as otherwise provided by law; and

          FURTHER RESOLVED, that the President or any Vice President of the Corporation, acting individually, and the Secretary of the Corporation be, and each of them hereby is, authorized and directed to execute and acknowledge in the name of and on behalf of the Corporation a Certificate of Ownership and Merger setting forth, among other things, a copy of these resolutions and the date of their adoption; and that such officers are hereby authorized and directed to cause such executed Certificate of Ownership and Merger to be filed in the Office of the Secretary of State of the State of Delaware and to cause a certified copy of such Certificate to be recorded in the Office of the Recorder of Deeds of New Castle County, all in accordance with Sections 103 and 253 of the DGCL; and


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


          FURTHER RESOLVED, that the Merger shall become effective and the corporate existence of the Corporation shall cease upon the filing of such Certificate of Ownership and Merger with the Secretary of State of the State of Delaware in accordance with Sections 103 and 253 of the DGCL; and

          FURTHER RESOLVED, that the appropriate officers of the Corporation be, and each of them hereby is, authorized and directed to take or cause to be taken all such further actions and to execute and deliver or cause to be delivered all such further instruments and documents in the name and on behalf of the Corporation, and to incur all such fees and expenses as in their judgment shall be necessary or advisable in order to carry out fully the intent and purposes of the foregoing resolutions; and

          FURTHER RESOLVED, that all actions previously taken by an officer or director of the Corporation in connection with the transactions contemplated by these resolutions are hereby adopted, ratified, confirmed and approved in all respects.

     IN WITNESS WHEREOF, the undersigned director of the Corporation has executed this Consent in Lieu of a Meeting as of the 27th day of October, 1999.



                                             By: /s/ THOMAS A. MASTRELLI
                                                 -------------------------------
                                                     Thomas A. Mastrelli


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